Exhibit 99.1

HALOZYME REPORTS FIRST QUARTER 2021 RESULTS

– First Quarter Revenue of $89.0 million, Up from $25.4 million in First Quarter of 2020 –

– Record Quarterly Royalties in the First Quarter of $36.9 million Representing 119% Growth over First Quarter 2020 –

– Reiterate 2021 Revenue Guidance of $375 Million to $395 Million Representing 40% to 48% Growth over 2020 Revenue –

– Reiterate 2021 GAAP Operating Income Guidance of $215 million to $235 million, Representing 49%-63% Growth over 2020 GAAP Operating Income –

SAN DIEGO, May 10, 2021 - Halozyme Therapeutics, Inc. (NASDAQ: HALO) today reported financial results for the first quarter ended March 31, 2021 and provided an update on its recent corporate activities and outlook.

“The first quarter marked a strong start to 2021 highlighted by record quarterly royalty revenue driven by the continued successful launch of subcutaneous DARZALEX® worldwide,” said Dr. Helen Torley, president and chief executive officer. “Our pipeline of partnered product candidates using ENHANZE® technology continues to build momentum with four new clinical study starts in the first quarter. Additionally, we were able to strengthen our balance sheet on highly attractive terms reflective of the strong anticipated cash flow generation and growth prospects for Halozyme.”

Recent Partner Highlights:
•Janssen achieved several important successes related to the subcutaneous formulation of DARZALEX® (daratumumab) using ENHANZE® technology during the first quarter and since including:
◦Janssen Pharmaceutical K.K. announced approval from Japan's Ministry of Health, Labour and Welfare (MHLW) in March for the subcutaneous formulation of DARZALEX® (known as DALACURO® in Japan) for the treatment of multiple myeloma. Accordingly, Halozyme recognized $5 million in milestone revenues.
◦The Janssen Pharmaceutical Companies of Johnson & Johnson announced Health Canada approved DARZALEX® SC (daratumumab injection), a subcutaneous (SC) formulation of daratumumab, in combination with bortezomib, cyclophosphamide and dexamethasone (D-VCd, also known as DCyBorD) in April for the treatment of adult patients with newly diagnosed light chain (AL) amyloidosis. There were previously no approved therapies for the disease.
◦Janssen Biotech, Inc. received U.S. Food and Drug Administration accelerated approval in January for DARZALEX FASPRO® (daratumumab and hyaluronidase-fihj) in combination with bortezomib, cyclophosphamide and dexamethasone (D-VCd) for the treatment of adult patients with newly diagnosed light chain (AL) amyloidosis. There were previously no approved therapies for the disease.
•In March, Horizon completed dosing for its first trial exploring a subcutaneous (SC) formulation of TEPEZZA® (teprotumumab-trbw) using ENHANZE® technology. The trial is a small, single-dose Phase 1 pharmacokinetic trial which includes evaluating the use of ENHANZE® drug-delivery technology for a SC formulation, which could potentially shorten drug administration time, reducing healthcare practitioner time and offering additional flexibility and convenience for patients.
•Bristol Myers Squibb (BMS) has advanced plans to initiate a Phase 3 study of nivolumab with ENHANZE® technology for patients with advanced or metastatic clear cell renal cell carcinoma during the second quarter of 2021. Accordingly, Halozyme recognized $25 million in milestone revenues.
•During the first quarter, argenx reached two important achievements related to its development of efgartigimod using ENHANZE® including:
◦In February 2021, argenx announced a “go” decision for its late-stage ADHERE trial evaluating subcutaneous (SC) efgartigimod using ENHANZE® technology in chronic inflammatory demyelinating polyneuropathy (CIDP). argenx plans to continue enrollment to include approximately 130 patients to support potential registration of SC efgartigimod for the treatment of CIDP.
◦In January 2021, argenx initiated a Phase 3 study of ARGX-113 using ENHANZE® technology in pemphigus vulgaris and pemphigus foliaceus, rare autoimmune diseases that cause painful blisters on the skin and mucous membranes.
Recent Corporate Highlights:
•In March 2021, the Company completed the sale of $805.0 million aggregate principal amount of the 2027 Convertible Senior Notes. A portion of the net proceeds were used to repurchase 80% of the 2024 Convertible Senior Notes. In connection with the note repurchase, the Company paid the holders $370.2 million in cash and issued 9.08 million shares.
•During the first quarter, the Company repurchased approximately 1.8 million shares of common stock for $76.2 million at an average price per share of $42.89, partially offsetting shares issued to 2024 Convertible Senior Notes holders.

First Quarter and Full Year 2021 Financial Highlights

•Revenue for the first quarter was $89.0 million compared to $25.4 million for the first quarter of 2020. The year-over-year increase was primarily driven by $30.0 million in milestone revenues from BMS and Janssen, an increase in royalty revenue attributable to subcutaneous DARZALEX® and an increase in product sales. Revenue for the quarter included $36.9 million in royalties, an increase of 119% compared to $16.8 million in the prior year period.

•Cost of product sales for the first quarter was $18.2 million, compared to $5.8 million for the first quarter of 2020. The year-over-year increase was primarily driven by higher product sales, principally the sales of bulk rHuPH20 to the Company’s partners.

•Research and development expenses for the first quarter were $9.0 million, compared to $10.2 million for the first quarter of 2020. The decrease in expenses was due to the discontinuation of some development related activities for PEGPH20 and closure of the Company’s oncology operations, partially offset by an increase in costs to support additional ENHANZE® targets.

•Selling, general and administrative expenses for the first quarter were $11.1 million, compared to $12.6 million for the first quarter of 2020. The decrease was primarily due to one-time costs in the prior year related to the discontinuation of the Company’s development activities for PEGPH20 and closure of its oncology operations.

•Operating Income: On a GAAP basis in the first quarter of 2021, operating income was $50.7 million, compared to an operating loss of $3.2 million in the first quarter of 2020.

•Net Income: On a GAAP basis in the first quarter of 2021, net income was $27.9 million, compared with a net loss of $6.1 million in the first quarter of 2020. Non-GAAP net income was $54.3 million in the first quarter of 2021, compared with Non-GAAP net income of $1.9 million in the first quarter of 2020.1

•Earnings per Share: On a GAAP basis in the first quarter of 2021, diluted earnings per share was $0.19, compared with a loss per share of $0.04 in the first quarter of 2020. On a non-GAAP basis diluted earnings per share was $0.37, compared with diluted earnings per share of $0.02 in the first quarter of 2020.1

•Cash, cash equivalents and marketable securities were $764.3 million at March 31, 2021, compared to $368.0 million at December 31, 2020.

•During the first quarter, the Company repurchased 1.8 million shares of common stock for $76.2 million at an average price of $42.89, bringing the total for share repurchases since the announcement of the Company’s three-year share repurchase program to $426.2 million at an average price of $21.99.

Financial Outlook for 2021

Based on the latest information from collaboration partners and planned expenditures for the year, the Company continues to expect:
•Revenues of $375 million to $395 million, representing year-over-year growth of 40%-48%;

•GAAP Operating Income of $215 million to $235 million, representing year-over-year growth of 49% - 63%;

•GAAP Net Income of $190 million to $210 million, representing year-over-year growth of 47%-63% and Non-GAAP Net Income of $235 million to $255 million, representing year-over-year growth of 47% - 59%;1

•GAAP Diluted Earnings per Share of $1.25 to $1.40, representing year-over-year growth of 37%-54%; and Non-GAAP Diluted Earnings per Share of $1.55 to $1.70, representing year-over-year growth of 38%-52%.1

The Company plans to repurchase up to an additional $49 million in common stock this year for a total of up to $125 million in common stock during 2021 as part of the $550 million three-year share repurchase plan authorized by Halozyme’s board of directors in 2019. The amount and timing of shares to be repurchased in 2021 will be subject to a variety of factors including market conditions, other business considerations and applicable legal requirements.

Webcast and Conference Call

Halozyme will webcast its Quarterly Update Conference Call for the first quarter of 2021 today, Monday, May 10, 2021 at 4:30 p.m. ET/1:30 p.m. PT. Dr. Torley will lead the call, which will be webcast live through the "Investors" section of Halozyme's corporate website and a replay will be available following the close of the call. To register for this conference call, please use this link: http://www.directeventreg.com/registration/event/1584694. After registering, you will receive an email confirmation that includes dial in details and unique conference call codes for entry. Registration is open through the live call. However, to ensure you are connected for the full call, we suggest registering a day in advance or at minimum 10 minutes before the start of the call.

About Halozyme

Halozyme is a biopharmaceutical company bringing disruptive solutions to significantly improve patient experiences and outcomes for emerging and established therapies. Halozyme advises and supports its biopharmaceutical partners in key aspects of new drug development with the goal of improving patients' lives while helping its partners achieve global commercial success. As the innovators of the ENHANZE® technology, which can reduce hours-long treatments to a matter of minutes, Halozyme’s commercially-validated solution has positively impacted more than 500,000 patient lives via five commercialized products across more than 100 global markets. Halozyme and its world-class partners are currently advancing multiple therapeutic programs intended to deliver innovative therapies, with the potential to improve the lives of patients around the globe. Halozyme’s proprietary enzyme rHuPH20 forms the basis of the ENHANZE® technology and is used to facilitate the delivery of injected drugs and fluids, potentially reducing the treatment burden of other drugs to patients. Halozyme has licensed its ENHANZE® technology to leading pharmaceutical and biotechnology companies including Roche, Baxalta, Pfizer, Janssen, AbbVie, Lilly, Bristol-Myers Squibb, Alexion, argenx and Horizon Therapeutics. Halozyme derives revenues from these collaborations in the form of milestones and royalties as the Company’s partners make progress developing and commercializing their products being developed using ENHANZE®. Halozyme is headquartered in San Diego. For more information visit www.halozyme.com.

Note Regarding Use of Non-GAAP Financial Measures

In addition to disclosing financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), this press release and the accompanying tables contain certain non-GAAP financial measures. The Company reports non-GAAP net income and non-GAAP diluted earnings per share in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. The Company calculates non-GAAP net income and non-GAAP diluted earnings per share excluding share-based compensation expense, amortization of debt discount, and debt extinguishment expense. Reconciliations between GAAP and non-GAAP financial measures are included at the end of this press release. The Company evaluates other items of income and expense on an individual basis and considers both the quantitative and qualitative aspects of the item, including (i) its size and nature, (ii) whether or not it relates to the Company’s ongoing business operations and (iii) whether or not the Company expects it to occur as part of Halozyme’s normal business on a regular basis. Non-GAAP financial measures do not have any standardized meaning and are therefore unlikely to be comparable to similarly titled measures presented by other companies. These non-GAAP financial measures are not meant to be considered in isolation and should be read in conjunction with the Company's consolidated financial statements prepared in accordance with GAAP; and are not prepared under any comprehensive set of accounting rules or principles. In addition, from time to time in the future there may be other items that the Company may exclude for purposes of its non-GAAP financial measures; and the Company may in the future cease to exclude items that it has historically excluded for purposes of its non-GAAP financial measures.

Halozyme considers these non-GAAP financial measures to be important because they provide useful measures of the operating performance of the Company, exclusive of factors that do not directly affect what the Company considers to be its core operating performance, as well as unusual events. The non-GAAP measures also allow investors and analysts to make additional comparisons of the operating activities of the Company’s core business over time and with respect to other companies, as well as assessing trends and future expectations.

Safe Harbor Statement

In addition to historical information, the statements set forth in this press release include forward-looking statements including, without limitation, statements concerning the Company’s expected future financial performance (including the Company's financial outlook for 2021) and expectations for future growth, profitability, revenue, operating income, cash flow, expenses and earnings-per-share and the Company’s plans to continue its share repurchase program. Forward-looking statements regarding the Company’s ENHANZE® drug delivery technology may include the possible activity, benefits and attributes of ENHANZE®, the possible method of action of ENHANZE®, its potential application to aid in the dispersion and absorption of other injected therapeutic drugs and facilitating more rapid delivery of injectable medications through subcutaneous delivery. Forward-looking statements regarding the Company's ENHANZE® business may include potential growth driven by our partners' development and commercialization efforts, the size and growth prospects of our partners' drug franchises, potential new ENHANZE® collaborations and collaborative targets and regulatory review and potential approvals of new ENHANZE® products. These forward-looking statements are typically, but not always, identified through use of the words "believe," "enable," "may," "will," "could," "intends," "estimate," "anticipate," "plan," "predict," "probable," "potential," "possible," "should," "continue," and other words of similar meaning and involve risk and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Actual results could differ materially from the expectations contained in these forward-looking statements as a result of several factors, including unexpected levels of revenues, expenditures and costs, unexpected delays in the execution of the Company's share repurchase program, unexpected results or delays in the growth of the Company’s ENHANZE® business, or in the development, regulatory review or commercialization of ENHANZE® products, including any potential delays caused by the current COVID-19 global pandemic, regulatory approval requirements, unexpected adverse events or patient outcomes and competitive conditions. These and other factors that may result in differences are discussed in greater detail in the Company's most recently filed Annual Report on Form 10-K and Form 10-Q filed with the Securities and Exchange Commission.

Contact:
Al Kildani
Vice President, Investor Relations and Corporate Communications
858-704-8122
ir@halozyme.com

Footnotes:
1. Reconciliations between GAAP reported and non-GAAP financial information and adjusted guidance measures are provided at the end of this press release.

Halozyme Therapeutics, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended March 31,
	2021	2020
Revenues:
Royalties	$36,923	$16,822
Product sales, net	21,766	8,147
Revenues under collaborative agreements	30,333	385
Total revenues	89,022	25,354
Operating expenses:
Cost of product sales	18,219	5,787
Research and development	9,009	10,158
Selling, general and administrative	11,059	12,632
Total operating expenses	38,287	28,577
Operating income (loss)	50,735	(3,223)
Other income (expense):
Investment and other income, net	276	2,479
Inducement expense related to convertible note	(20,960)	—
Interest expense	(1,965)	(5,348)
Net income (loss) before income taxes	28,086	(6,092)
Income tax expense	191	11
Net income (loss)	$27,895	$(6,103)

Net income (loss) per share:
Basic	$0.20	$(0.04)
Diluted	$0.19	$(0.04)

Shares used in computing net income (loss) per share:
Basic	137,952	137,186
Diluted	148,540	137,186

Halozyme Therapeutics, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
(In thousands)

	March 31, 2021	December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$499,450	$147,703
Marketable securities, available-for-sale	264,856	220,310
Accounts receivable, net and other contract assets	88,391	97,730
Inventories	58,343	60,747
Prepaid expenses and other assets	30,679	28,274
Total current assets	941,719	554,764
Property and equipment, net	10,366	10,593
Prepaid expenses and other assets	13,997	14,067
Restricted cash	500	500
Total assets	$966,582	$579,924

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$535	$1,928
Accrued expenses	16,098	20,483
Deferred revenue, current portion	1,746	1,746
Current portion of long-term debt, net	89,042	397,228
Total current liabilities	107,421	421,385

Deferred revenue, net of current portion	4,026	4,026
Long-term debt, net	784,731	—
Other long-term liabilities	2,809	3,466

Stockholders’ equity:
Common stock	143	135
Additional paid-in capital	501,186	625,483
Accumulated other comprehensive income (loss)	(9)	22
Accumulated deficit	(433,725)	(474,593)
Total stockholders’ equity	67,595	151,047
Total liabilities and stockholders’ equity	$966,582	$579,924

Halozyme Therapeutics, Inc.

GAAP to Non-GAAP Reconciliations
Net Income and Diluted EPS
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended March 31,
	2021	2020
GAAP Net Income (Loss)	$27,895	$(6,103)
Adjustments:
Inducement expense related to convertible note	20,960	—
Share-based compensation	4,923	4,531
Amortization of debt discount	741	3,478
Income tax effect of above adjustments	(181)	15
Non-GAAP Net Income (Loss)	$54,338	$1,921

GAAP Diluted EPS	$0.19	$(0.04)
Adjustments:
Inducement expense related to convertible note	0.14	—
Share-based compensation	0.03	0.03
Amortization of debt discount	0.01	0.03
Income tax effect of above adjustments	—	—
Non-GAAP Diluted EPS	$0.37	$0.02

GAAP & Non-GAAP Diluted Shares	148,540	137,186
Halozyme Therapeutics, Inc.
GAAP to Non-GAAP Reconciliations
Net Income and Diluted EPS 2021 Guidance
(Unaudited)
(In millions, except per share amounts)

	2021	2020
GAAP Net Income (Loss)	$ 190 - 210	$129.1
Adjustments:
Inducement expense related to convertible note	21 - 21	—
Share-based compensation	21 - 22	17.2
Amortization of debt discount	4 - 4	14.1
Non-GAAP Net Income (Loss)	$ 235 -255	$160.4

GAAP Diluted EPS	$ 1.25 - 1.40	$0.91
Adjustments:
Inducement expense related to convertible note	0.14 - 0.14	—
Share-based compensation	0.14 - 0.15	0.12
Amortization of debt discount	0.02 - 0.02	0.10
Non-GAAP Diluted EPS	$ 1.55 - 1.70	$1.12

GAAP & Non-GAAP Diluted Shares	149 - 150	141.5
Dollar amounts and percentages, as presented, are rounded. Consequently totals may not add up.